UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

August 3, 2009
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3, 2009, the Board of Directors (the “Board”) of the Company expanded the size of the Board from five to seven directors, in accordance with our Amended and Restated Articles of Incorporation and our Bylaws.  Contemporaneously, the Board appointed Ms. Stacy Richter, age 41, founder and Executive Strategic Director of Parsippany, NJ based Franklyn Ideas, LLC and Mr. Michael McGee, age 53, founder and principal owner of Arlington Heights, IL based Amalgam Capital, Inc .

Ms. Richter founded Frankly Ideas, LLC in 1993.  Franklyn Ideas develops promotional programs for some of the world's largest, as well as up and coming, pharmaceutical companies. The company’s scope of services includes managed care messaging platforms, representative-delivered and non-personal communication tactics and tactical plans, package insert and packaging management and digital asset maintenance.   Prior to the Franklyn Ideas start-up, Stacey worked in advertising operations at Parke-Davis/Warner Lambert as well as gained invaluable experience during her years as a medical device sales representative. She graduated Magna Cum Laude from the University of Pennsylvania, Wharton School of Business.

Mr. McGee founded Amalgam Capital in June of 1995 to focus on investment and financial advisory roles with small emerging technology companies in the health care sector.  Amalgam Capital has held diverse interests in approximately a dozen health care related entities since inception.  These holdings comprised both public and private companies covering a wide range of the health care universe.  He also served as a director of HealthFusion, Inc., a company providing IT services to physicians and New Horizons Diagnostics, Inc a company specializing in diagnostic and therapeutic technologies. Prior to forming Amalgam, Mr. McGee served in financial consulting roles with both Merrill Lynch and Lehman Brothers and served as vice president at both Oppenheimer & Company and Cohen & Company in Chicago, IL.  While at Cowen he hosted a weekly television show on financial matters entitled Ask An Expert.  His focus was largely in the health care sector.

Pursuant to the Company’s standard director compensation package Ms. Richter and Mr. McGee shall receive, as a non-employee director, 250,000 fully vested shares of Common Stock of the Company per year of service as a member of the Board of Directors and $1,000 per board meeting.

The Board has not yet determined the committees (if any) on which the new directors will also serve.

Item 8.01 Other Events

On August 3, 2009 Vemics named Dr. David Kibbe, MD, MBA as Technical and Scientific Advisor to its iMedicor™ portal.  Dr. Kibbe is an experienced clinician who has practiced medicine in private and academic settings for more than 15 years.  He is internationally recognized in the field of health information technology with solid accomplishments in the business of e-health.  Dr. Kibbe taught informatics at the School of Public Health, University of North Carolina at Chapel Hill and founded two health care IT companies.  From 2002 until 2006, Dr. Kibbe was the founding Director of the Center for Health Information Technology for the AAFP.  Dr. Kibbe received his BA from Harvard University in 1973, his MD from Case-Western Reserve University School of Medicine in 1979, and his MBA from the University of Texas at Austin in 1990.  In his role Dr. Kibbe will be responsible for advising iMedicor on matters related to the company’s alignment with ASTM CCR standards and advising the company on maintaining its position in consumer health IT, HIPAA privacy and security compliance on the Internet, emerging trends in e-health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: August 6, 2009	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer